EXHIBIT 10.1

LIMITED DURATION WAIVER OF POTENTIAL DEFAULTS AND EVENTS OF DEFAULT UNDER CREDIT AGREEMENT

Parties:

“CoBank”:                                             CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:                                           Pilgrim’s Pride Corporation
4845 US Highway 271 N.
Pittsburg, Texas 75686

“Syndication Parties”:                        Whose signatures appear below

Execution Date:                                    September 26, 2008

Effective Date:	September 26, 2008 (Subject to satisfaction of conditions as set forth in Section 2 hereof)

Recitals:

A. CoBank (in its capacity as the Administrative Agent (sometimes also referred to herein as the “Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006, that certain First Amendment to Credit Agreement dated as of December 13, 2006, that certain Second Amendment to Credit Agreement dated as of January 4, 2007, that certain Third Amendment to Credit Agreement dated as of February 7, 2007, that certain Fourth Amendment to Credit Agreement dated as of July 3, 2007, that certain Fifth Amendment to Credit Agreement dated as of August 7, 2007, that certain Sixth Amendment to Credit Agreement dated as of November 7, 2007, that certain Seventh Amendment to Credit Agreement dated as of March 10, 2008, and that certain Eighth Amendment to Credit Agreement dated as of May 1, 2008 (as so amended and as amended, modified, or supplemented from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower expects that certain Potential Defaults and Events of Default either exist or will exist as a result of (a) the Borrower’s Fixed Charge Coverage Ratio at September 30, 2008 failing to meet the requirements of Section 10.12.5 of the Credit Agreement, an Event of Default described in  Section 13.1(d) of the Credit Agreement, and (b) Borrower failing to maintain compliance with the Fourth Amended and Restated Credit Agreement dated as of February 8, 2007 by and among Borrower, Bank of Montreal, as Agent, and the other Lenders party thereto (together with related loan documents the “BMO Credit Agreement”) as required by Section 10.4 of the Credit Agreement, Event of Defaults described in Section 13.1(d), and Section 13.1(g) of the Credit Agreement (collectively, the “Subject Defaults”).  Borrower has requested that the Agent and the Syndication Parties temporarily waive the Subject Defaults which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement (“Limited Duration Waiver”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Limited Duration Waiver; Related Agreements.

1.1 Borrower acknowledges that the Subject Defaults cannot be cured, that the Agent and the Syndication Parties do not waive (temporarily or permanently) their rights powers and remedies under the Credit Agreement or the other Loan Documents with respect to any Potential Default or Event of Default other than the Subject Defaults.  The waiver of the Subject Defaults shall become null and void on the expiration date of the Waiver Period and from and after such expiration date the Agent and the Syndication Parties shall have all rights and remedies available to them as a result of the occurrence of the Subject Default as though this waiver had never been granted.

1.2 Except as provided in this Subsection 1.2 of this Limited Duration Waiver, the Agent and the Syndication Parties reserves the right to exercise any and all of their rights, powers and remedies under the Credit Agreement and the other Loan Documents, including the right to cease making Loans, and the right to accelerate the maturity of all outstanding Bank Debt.  Provided that the following conditions are satisfied and/or remain satisfied, as the case may be, the Agent and the Syndication Parties agree to waive the Subject Defaults and shall, with respect to the Subject Defaults (but not with respect to any other Potential Default or Event of Default that may be existing or that may occur), not exercise their rights, powers and remedies under the Credit Agreement or the other Loan Documents through and including October 28, 2008 (the “Waiver Period”):

(a)           The Agent (or its counsel) shall have the right to engage on behalf of the Syndication Parties a financial advisor, selected by the Agent and acceptable to the Syndication Parties, to review, evaluate and advise the Agent and the Syndication Parties as to the reports, analyses and cash flow forecasts and other materials prepared by Borrower’s financial consultants relating to the financial condition, operating performance, and business prospects of Borrower and its Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the Agent, and the reasonable costs and expenses of such financial advisor shall be borne by Borrower and constitute part of Borrower’s obligations outstanding under the Credit Agreement.  The Company shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of Borrower and its Subsidiaries as may be reasonably requested and shall make Borrower’s financial consultants, officers, employees, and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

(b)           Borrower shall provide to the Agent and the Syndication Parties a 13-week cash flow forecast (the “Forecast”) showing projected cash receipts and cash disbursements of Borrower and its Subsidiaries over the following 13-week period, together with a reconciliation of actual cash receipts and cash disbursements of Borrower and its Subsidiaries from the prior week against the cash flow forecast previously furnished to the Agent and the Syndication Parties and showing any deviations on a cumulative basis), prepared by Borrower and in form and substance, and with such detail, as the Agent may request. The first Forecast after the date hereof shall be provided to the Agent and the Syndication Parties no later than 5:00 p.m., Central time, on Monday, October 6, 2008.  Thereafter, each Forecast shall be provided to the Agent and the Syndication Parties no later than 5:00 p.m., Central time, on Wednesday of each week (beginning October 15, 2008).

(c)           During the Waiver Period, unless approved by the Required Lenders and the requisite number of lenders under the BMO Credit Agreement, Borrower shall have at all times undrawn commitments under the Credit Agreement and the BMO Credit Agreement in an aggregate amount not less than $100,000,000.

(d)           No later than the 14th day after the date the BMO Intercreditor Agreement is executed and delivered by the parties thereto, Borrower shall grant to the Agent for the benefit of the Syndication Parties, valid, enforceable liens and security interests on all of the collateral securing the BMO Credit Agreement, subject to the liens and security interests granted to BMO in such property.  This additional collateral shall be Collateral under the Credit Agreement and subject to the terms of the Credit Agreement applicable to Collateral generally.  The Company shall pay all taxes, costs, and expenses incurred by the Agent in obtaining and perfecting such security interests and shall supply to the Agent at Borrower’s cost and expense such board resolutions and other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

(e)           During the Waiver Period Borrower shall obtain loans under the Credit Agreement and the BMO Credit Agreement, and shall repay loans under the Credit Agreement and the BMO Credit Agreement, only on a pro rata basis, determined on the basis of the undrawn amount of the commitments under each of the two credit agreements at the close of business in Chicago, Illinois, on September 24, 2008.  During the Waiver Period Borrower shall use its best efforts to fully utilize the funding available under the Receivables Purchase Agreement.

(f)           No later than October 24, 2008, Borrower’s senior management and its financial advisors shall meet with the Agent and the Syndication Parties and their financial advisors to discuss Borrower’s business and financial affairs and such matters as the Syndication Parties or the Agent may request.

(g)           None of the following shall have occurred: (i) the Limited Duration Waiver by and among Borrower, Bank of Montreal, as agent under the BMO Credit Agreement and the other parties thereto, of substantially even date with this Limited Duration Waiver (the “BMO Limited Duration Waiver”) shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or Bank of Montreal or any other party to the BMO Credit Agreement takes any action for the purpose of terminating, repudiating or rescinding the BMO Limited Duration Waiver or any of its obligations thereunder; (ii) the Fairway Limited Duration Waiver (as defined below) shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Securitization Agent (as defined below) or any other party to the Receivables Purchase Agreement dated as of June 26, 1998, among Pilgrim’s Pride Funding Corporation, as Seller, Borrower, as Servicer, Fairway Finance Company, LLC, as Purchaser, and BMO Capital Markets Corp., as Agent (the “Securitization Agent”), as amended, supplemented and otherwise modified (as so amended, supplemented and otherwise modified, the “Receivables Purchase Agreement”), takes any action for the purpose of terminating, repudiating or rescinding the Fairway Limited Duration Waiver or any of its obligations thereunder; or (iii) the BMO Intercreditor Agreement, or any part thereof, shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or Bank of Montreal, as agent under the BMO Credit Agreement, or any other lender under the BMO Credit Agreement, takes any action for the purpose of terminating, repudiating or rescinding the BMO Credit Agreement or any of its obligations thereunder.

1.3 The Syndication Parties hereby consent to the granting by Borrower to Bank of Montreal, as agent under the BMO Credit Agreement, of a security interest in all Collateral granted to the Agent pursuant to the Credit Agreement and the other Loan Documents, provided that such security interest shall be subject and subordinate to the Agent’s security interests therein pursuant to an intercreditor agreement, that provides, among other things, that all of the subordinated liens and security interests granted by Borrower to the parties thereto may not be enforced without the approval of the holder of the senior liens and security interests in the same property and that shall otherwise be acceptable in form and substance to the Agent, between the Agent and Bank of Montreal, as agent under the BMO Credit Agreement (the “BMO Intercreditor Agreement”).  The Syndication Parties hereby irrevocably authorize the Agent to execute and deliver the BMO Intercreditor Agreement on behalf of each of the Syndication Parties and to take such action and exercise such powers under the BMO Intercreditor Agreement as the Agent considers appropriate, provided the Agent shall not amend the BMO Intercreditor Agreement unless such amendment is agreed to in writing by the Required Lenders.  Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the BMO Intercreditor Agreement upon the execution and delivery thereof by the Agent.  Except as otherwise specifically provided for herein, no Lender, other than the Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under the BMO Intercreditor Agreement; it being understood and intended that no one or more of the Syndication Parties shall have any right in any manner whatsoever to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent for the benefit of the Syndication Parties.

1.4 Notwithstanding the terms of Section 2.10 of the Credit Agreement and related terms in other Sections of the Credit Agreement, during the Waiver Period Borrower shall not have the right to convert any portion of the outstanding balance under the Revolving Loan into a non-revolving term loan (referred to in the Credit Agreement as a Voluntary Converted Loan).

1.5 Notwithstanding the terms of Section 10.18 of the Credit Agreement and related terms in other Sections of the Credit Agreement, during the Waiver Period Borrower shall not have the right to include additional Collateral in the Available Amount.

1.6 Section 10.18 is amended by the addition of a new clause (f) to read as follows:

(f)           As soon as practicable (with respect to each such property) and in no event later than November 30, 2008 (with respect all such properties), Borrower shall execute and deliver a deed of trust or mortgage and assignment of leases and rents with respect to Borrower’s interest in each unencumbered property of Borrower having a book value of $10,000,000 or more that, when subject to such deed of trust or mortgage and assignment of leases and rents, shall constitute Collateral and shall otherwise be in form and substance satisfactory to the Administrative Agent, to the Administrative Agent or a mortgage trustee, in each case for the benefit of the Syndication Parties, granting a lien of record on said property, subject only to Permitted Encumbrances, and such property shall thereafter be part of the Collateral, but, shall not be Additional Property and shall not be considered in the determination of the Available Amount.  Subsection 10.18(d) shall not apply to the execution and delivery of deeds of trust or mortgages and assignments of leases and rents as described in this Subsection 10.18(f).  With respect to each such property and with respect to each deed of trust or mortgage and assignment of leases and rents with respect thereto, Borrower shall, together with each such deed of trust or mortgage, have provided to the Administrative Agent a commitment for title insurance (or the equivalent thereof in the form of a title report or an owners and encumbrance report) issued by a title company acceptable to the Administrative Agent.  No title insurance policy, appraisals, surveys, environmental assessments reports or legal opinions shall be required with respect to such property.

2. Conditions to Effectiveness of this Limited Duration Waiver.  The effectiveness of this Limited Duration Waiver is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent:

2.1 Delivery of Executed Loan Documents.  Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following document, duly executed by Borrower:  This Limited Duration Waiver.

2.2 Syndication Parties Execution; Voting Participant Approval.  The Administrative Agent shall have received (a) written approval of this Limited Duration Waiver by at least the Required Lenders (including Voting Participants); and (b) a copy of this Limited Duration Waiver executed by the Syndication Parties as required.

2.3 Other Waivers. The Agent shall have received (i) a copy of the fully executed BMO Limited Duration Waiver from the parties to the BMO Credit Agreement waiving any default under the BMO Credit Agreement that is analogous to the Subject Defaults for a period ending no earlier than October 28, 2008 which limited duration waiver shall not contain any terms or provisions that are not contained in this Agreement or that are inconsistent with the terms of this Agreement or that are more favorable to the lenders under the BMO Credit Agreement than the terms of this Agreement are favorable to the Syndication Parties, and which otherwise shall be in form and substance reasonably satisfactory to the Agent, and (b) the Agent shall have received a copy of a fully executed limited duration waiver from the lenders party to the Receivables Purchase Agreement and the Securitization Agent, waiving any default under the Receivables Purchase Agreement that is analogous to the Subject Defaults for a period ending no earlier than October 28, 2008, which limited duration waiver shall not contain any terms or provisions that are not contained in this Agreement or that are inconsistent with the terms of this Agreement or that are more favorable to the lenders under the Receivables Purchase Agreement than the terms of this Agreement are favorable to the Syndication Parties, and which otherwise shall be in form and substance reasonably satisfactory to the Agent (the “Fairway Limited Duration Waiver”).

2.4 Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement, except that the Subject Defaults do not exist, shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.5 No Event of Default.  No Event of Default other than the Subject Defaults shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Limited Duration Waiver.

2.6 Payment of Fees and Expenses.  Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement; (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

3. General Provisions.

3.1 No Other Modifications.  The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns.  This Limited Duration Waiver shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions.  Capitalized terms used, but not defined, in this Limited Duration Waiver shall have the meaning set forth in the Credit Agreement.

3.4 Severability.  Should any provision of this Limited Duration Waiver be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Limited Duration Waiver and all remaining provision of this Limited Duration Waiver shall be fully enforceable.

3.5 Governing Law.  To the extent not governed by federal law, this Limited Duration Waiver and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings.  The captions or headings in this Limited Duration Waiver are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Limited Duration Waiver.

3.7 Counterparts.  This Limited Duration Waiver may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Limited Duration Waiver by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Limited Duration Waiver, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Limited Duration Waiver.

3.8 Release.  FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE SYNDICATION PARTIES IN THIS AGREEMENT, BORROWER HEREBY RELEASES THE AGENT AND EACH OF THE SYNDICATION PARTIES, THEIR CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH SUCH BORROWER HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, ARISING IN ANY WAY OUT OF THE EXISTING FINANCING ARRANGEMENTS BETWEEN THE BORROWER AND THE SYNDICATION PARTIES, AND BORROWER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH BORROWER HEREBY EXPRESSLY WAIVES.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Duration Waiver to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:                                                                           CoBank, ACB

By:              /s/ James Matzat
Name:            James Matzat
Title:              Vice President

BORROWER:                                                      Pilgrim’s Pride Corporation

By:              /s/ Richard A. Cogdill
Name:            Richard A. Cogdill
Title:              Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:                                                               CoBank, ACB

By:              /s/ James Matzat
Name:            James Matzat
Title:              Vice President

Agriland, FCS

By:              /s/ Dwayne Young
Name:            Dwayne Young
Title:              Chief Credit Officer

Deere Credit, Inc.

By:              /s/ Michael P. Kuehn
Name:            Michael P. Kuehn
Title:              Manager, AFS Johnson Credit
Operations

{Signature Page to Limited Duration Waiver}

Bank of the West

By:              /s/ Stephen J. Hatz
Name:            Stephen J. Hatz
Title:              Sr. Vice President

John Hancock Life Insurance Company

By:
Name:
Title:

The Variable Annuity Life Insurance Company

By:              /s/ William Hasson
Name:            William Hasson
Title:              Managing Director

The United States Life Insurance Company in the City of New York

By:              /s/ William Hasson
Name:            William Hasson
Title:              Managing Director

Merit Life Insurance Co.

By:              /s/ William Hasson
Name:           William Hasson
Title:              Managing Director

{Signature Page to Limited Duration Waiver}

American General Assurance Company

By:             /s/ William Hasson
Name:             William Hasson
Title:               Managing Director

AIG International Group, Inc.

By:             /s/ William Hasson
Name:             William Hasson
Title:               Managing Director

AIG Annuity Insurance Company

By:             /s/ William Hasson
Name:             William Hasson
Title:               Managing Director

Transamerica Life Insurance Company

By:             /s/ Randall R. Smith
Name:             Randall R. Smith
Title:               Vice President

The CIT Group/Business Credit, Inc.

By:
Name:
Title:

Metropolitan Life Insurance Company

By:             /s/ Steven D. Craig
Name:             Steven D. Craig
Title:               Director

{Signature Page to Limited Duration Waiver}

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank-Nederland” New York Branch

By:
Name:
Title:

By:
Name:
Title:

Farm Credit Services of America, PCA

By:              /s/ Bruce Dean
Name:                      Bruce Dean
Title:              Vice President

The Prudential Insurance Company of America

By:
Name:
Title:

{Signature Page to Limited Duration Waiver}